Exhibit 8.1

Subsidiaries of Adecoagro S.A.

Majority Owned Subsidiaries:

	Name	Place of Incorporation
1	Adecoagro GP S.à r.l.	Luxembourg
2	Adecoagro LP S.C.S	Luxembourg
3	Kadesh Hispania S.L.U.	Spain
4	Leterton España S.L.U.	Spain
5	Global Calidon S.L.	Spain
6	Global Acamante S.L.	Spain
7	Global Mirabilis S.L.	Spain
8	Global Carelio S.L.	Spain
9	Global Asterion S.L.U.	Spain
10	Global Pindaro S.L.U.	Spain
11	Global Acasto S.L.U.	Spain
12	Global Pileo S.L.U.	Spain
13	Global Anceo S.L.	Spain
14	Global Laertes S.L.U.	Spain
15	Global Seward S.L.U.	Spain
16	Peak Texas S.L.U.	Spain
17	Peak City S.L.U.	Spain
18	Global Hisingen S.L.	Spain
19	Global Neimoidia S.L.U.	Spain
20	Adeco Agropecuaria S.A.	Argentina
21	Pilagá S.A.	Argentina
22	Cavok S.A.	Argentina
23	Establecimientos El Orden S.A.	Argentina
24	Agro Invest S.A.	Argentina
25	Forsalta S.A.	Argentina
26	Bañado del Salado S.A.	Argentina
27	Dinaluca S.A.	Argentina
28	Compañía Agroforestal de Servicios y Mandatos S.A.	Argentina
29	Simoneta S.A.	Argentina
30	Ladelux S.A.	Uruguay
31	Kelizer S.A.	Uruguay
32	Agroglobal S.A.	Uruguay
33	Adecoagro Brasil Participações S.A.	Brazil
34	Adeco Agropecuária Brasil Ltda.	Brazil
35	Usina Monte Alegre Ltda.	Brazil
36	Adecoagro Vale do Ivinhema S.A.	Brazil
37	Adecoagro Commodities Ltda.	Brazil

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Non - consolidated Affiliated Entities
	Name	Place of Incorporation
1	CHS Agro S.A.	Argentina
2	Avicola del Plata S.A.	Argentina

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